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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
         Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 28, 1999




                                NRG ENERGY, INC.
             (Exact Name of Registrant as specified in its charter)




DELAWARE                             333-33397            41-1724239
(State or Other                      (Commission          (I.R.S. Employer
Jurisdiction of Incorporation)       File Number)         Identification No.)



                          1221 Nicollet Mall, Suite 700
                              Minneapolis, MN 55403
                    (Address of Principal Executive Offices)
                                   (Zip Code)



                                 (612) 373-5300
              (Registrant's Telephone Number, including area code)



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ITEM 5. OTHER EVENTS.

On June 11, 1999, NRG Energy, Inc. ("NRG" or the "Company"), a wholly-owned subsidiary of Northern States Power Company, acquired the Dunkirk Station and the Huntley Station from Niagara Mohawk Power Corp. The Dunkirk Station is a four-unit, 600 Megawatt ("MW") coal-fired plant located 55 miles southwest of Buffalo, New York. The Huntley Station is a six-unit, 760 MW coal-fired plant located three miles north of Buffalo, New York. The facilities cost approximately $355 million and were financed by a recent Senior Note issuance, non-recourse project level financing, and working funds.

NRG holds 100 percent interest in the stations and will operate and maintain the units. The acquisition of these assets expands NRG's holding in the Northeast United States, where the Company owns the Somerset Station, a 229 MW facility located in Somerset, Massachusetts.

Other details are contained in the news release attached as Exhibit 99.5.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c)   Exhibits

Exhibit No. 99.5 - June 11, 1999 News Release from NRG titled "NRG Energy Closes Acquisition of Dunkirk and Huntley Generating Stations."



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            NRG Energy, Inc.
                            (a Delaware Corporation)



                            By:           /s/ Leonard A. Bluhm
                               ---------------------------------------
                                            Leonard A. Bluhm
                            Executive Vice President and Chief Financial Officer
                           (Principal Financial Officer)



Dated: June 28, 1999